UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 769-3550

(Registrant's telephone number, including area code)

__________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ning Liu – Resignation

On October 21, 2016, Mr. Ning (Sam) Liu resigned as Global Future City Holding Inc.’s (the “Company”) Chief Executive Officer, President, and Chairman of the Board of Directors (the “Board”) as well as from all other positions held with the Company’s wholly-owned subsidiaries, effective immediately.

The Board approved and accepted Mr. Liu’s resignation from such positions on October 21, 2016.

Michael Dunn – Appointment

On October 21, 2016, the Board appointed Mr. Michael Dunn, 64, as the Company’s Chief Executive Officer, President, and Chairman of the Board.

Mr. Dunn is also the Company’s current Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer, and Director. Mr. Dunn previously served as the Company’s Chief Executive Officer and Chairman of the Board from May 28, 2008 until April 17, 2015. He joined the Company, which was considered a turn-around project at that time, in order to work on the reduction of significant Company debt, obtain capital infusion, provide a rationalization of the Company’s product line, and establish a more effective product distribution.

From April 2015 to present, Mr. Dunn has focused his efforts on marketing the Company’s 3 energy drink products, developing and marketing 25 consumer products in a variety of product lines, and creating a unique and competitive compensation program under the Company’s wholly owned subsidiary, GX-Life Global, Inc. From 2014 to present, Mr. Dunn has helped the Company raise a total of approximately $5.7 million in capital, and has created a multi-faceted and more effective product distribution system to establish a solid foundation for the Company. From 2008 to 2013, Mr. Dunn raised approximately $2.6 million in capital. Concurrently, Mr. Dunn conceived and developed Great Coin, Inc. (“Great Coin”), a company that Mr. Dunn has helped sell approximately 5.7 million “GX-Coins”, a form of cryptocurrency, at a price of $1 per coin.

From December 1995 through 2010, Mr. Dunn was the CEO of Bankers Integration Group, Inc., an e-commerce company serving the automotive finance and insurance industry. In mid-1995 through 2006, Mr. Dunn started a company that generated a $60 million auto portfolio that was sold to a subsidiary of General Motors. Mr. Dunn secured $22.2 million in equity financing for Bankers Integration Group, plus an additional $20.8 million and $1.9 million in debt and lease financing, respectively. Mr. Dunn also served as Chairman and CEO of Mountaineer Gaming, a gaming and entertainment company, where he coordinated the design and implementation of a $10 million renovation of the racetrack, and put into service over 700 new video lottery machines. He was instrumental in raising investor capital of approximately $17 million, plus an additional $17 million in construction loan and equipment lease financing. Mr. Dunn has vast experience as being the owner, manager, and director of various businesses, both large and small. Mr. Dunn attended La Crosse State University, Wisconsin, in business and has extensive training in business management and leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FUTURE CITY HOLDING INC.

Dated: October 21, 2016	By:	/s/ Michael Dunn
Michael Dunn
Chief Executive Officer, Chief Financial Officer